UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LONE PINE RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	27-3779606 (IRS Employer Identification No.)

Suite 2500, 645-7 Avenue SW

Calgary, Alberta

Canada T2P 4G8

(403) 292-8000

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share, including the associated preferred share purchase rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-171123

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, par value $0.01 per share, including the associated preferred share purchase rights (the “Common Stock”), of Lone Pine Resources Inc., a Delaware corporation (the “Registrant”).

The description of the Common Stock set forth under the caption “Description of capital stock” in the prospectus included in the Registration Statement on Form S-1, as amended (Registration No. 333-171123)(the “Registration Statement on Form S-1”), which was initially filed by the Registrant on December 13, 2010 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and the description of the Common Stock set forth under the caption “Description of capital stock” in the final prospectus to be filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act, which prospectus will constitute a part of the Registration Statement on Form S-1, are incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the SEC.

Exhibit No.	Description

1.	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (Registration No. 333-171123)).

2.	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (Registration No. 333-171123)).

3.	Rights Agreement (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Registration No. 333-171123)).

4.	Certificate of Designation (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (Registration No. 333-171123)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Lone Pine Resources Inc.

By:	/s/ David M. Anderson
Name:	David M. Anderson
Title:	President and Chief Executive Officer

Date:  May 24, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (Registration No. 333-171123)).

2.	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (Registration No. 333-171123)).

3.	Rights Agreement (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Registration No. 333-171123)).

4.	Certificate of Designation (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (Registration No. 333-171123)).